POWER OF ATTORNEY

DIREXION SHARES ETF TRUST

DIREXION SHARES ETF TRUST, a Delaware business trust (the “Trust”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints Daniel D. O’Neill and Francine J. Rosenberger (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A and any and all amendments to such registration statement of the Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Trust, such registration statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

DIREXION SHARES ETF TRUST has caused this power of attorney to be executed in its name by its President, and attested by its Treasurer, and the undersigned officers and trustees have hereunto set their hands on this 13th day of August 2008.

DIREXION SHARES ETF TRUST

By: /s/ Daniel D. O’Neill Daniel D. O’Neill President

ATTEST:

/s/ Todd Kellerman Todd Kellerman Treasurer

[Signatures Continued on Next Page]

Signature	Title
/s/ Daniel J. Byrne Daniel J. Byrne	Trustee
/s/ Daniel D. O’Neill Daniel D. O’Neill	Trustee and President
/s/ Gerald E. Shanley III Gerald E. Shanley III	Trustee
/s/ Todd Kellerman Todd Kellerman	Treasurer and Controller
/s/ John Weisser John Weisser	Trustee